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Exhibit 23.04

SCANA CORPORATION

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-18973, 333-37398 and 333-97555 on Forms S-8 and Registration Statement No. 333-86803 on Form S-3, of our report dated April 15, 2005, relating to the SCANA Corporation Stock Purchase-Savings Plan appearing in this Annual Report on Form 10-K/A of SCANA Corporation for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
Columbia, South Carolina
April 15, 2005

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SCANA CORPORATION CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM